EXHIBIT 23.2



                           Consent of Deloitte & Touche LLP









          INDEPENDENT AUDITORS' CONSENT



          We consent to the incorporation by reference in this Registration Statement of ConAgra, Inc. on Form S-8 of the reports of Deloitte & Touche LLP dated July 28, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of ConAgra, Inc. for the year ended May 28, 1995.



            /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP



          Omaha, Nebraska
          September 26, 1995